Exhibit 3.13(a)

RECEIVED
STATE OF TENNESSEE

2006 DEC 27 AM 11:07

RILEY DARNELL
SECRETARY OF STATE

ARTICLES OF AMENDMENT
TO ARTICLES OF ORGANIZATION
(LIMITED LIABILITY COMPANY)

LLC Control Number: 0502201

Pursuant to the provisions of §48-209-104 of the Tennessee Limited Liability Company Act, the undersigned adopts the following Articles of Amendment to its Articles of Organization, and pursuant to the provisions of § 48-249-1002 of the Tennessee Revised Limited Liability Company Act, this LLC elects to be governed by the Tennessee Revised Limited Liability Company Act:

1.                         The name of the limited liability company (the “LLC”) is “Bluegrass Club, LLC”.

2.                         The text of the amendment adopted is:

Paragraph 4 of the Articles of Organization is hereby amended by deleting the provisions thereof in their entirety and substituting, in lieu thereof, the following as Paragraph 4:

“4. The Limited Liability Company will be director-managed.”

3.                         The date of the amendment’s adoption is December 14, 2006.

4.                         This amendment was duly adopted by the sole member of this LLC.

5.                         This LLC elects to be governed by the Tennessee Revised Limited Liability Company Act.

6.                         This amendment is to be effective when filed by the Secretary of State.

/s/ Thomas T. Henslee
Signature

Secretary	Thomas T. Henslee
Signer’s Capacity	Name of Signer (typed or printed)

[SEAL] Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	[Illegible] ARTICLES OF ORGANIZATION (LIMITED LIABILITY COMPANY)	For Office Use Only [Illegible]

The undersigned acting as organizers) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act §48-205-101, adopts the following Articles of Organization.

1.               The name of the Limited Liability Company is:

Bluegrass Club, LLC

(NOTE: Pursuant to the provisions of §48-207-101, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “LLC.”)

2.               The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

Corporation Service Company
(Name)

2908 Poston Avenue	Nashville	TN 37203
(Street Address)	(City)	(State/Zip Code)

Sumner
(County)

3.               List the name and complete address of each organizer of this Limited Liability Company.

Douglas T. Howe, 3030 LBJ Freeway, Suite 600, Dallas, TX 75234
(Name)	(Include: Street Address, City, State and Zip Code)

Jack T. Lupton, 3030 LBJ Freeway, Suite 600, Dallas, TX 75234
(Name)	(Street Address, City, State and Zip Code)

Thomas J. Tripoli, 3001 Countryside Blvd., Clearwater, FL 33761
(Name)	(Street Address, City, State and Zip Code)

4.               The Limited Liability Company will be: (NOTE: PLEASE MARK APPLICABLE BOX)

☒ Board Managed ☐ Member Managed

5.               Number of members at the date of filing one.

6.               If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

Date                              , _____________, Time                                (Not to exceed 90 days.)

7.               The complete address of the Limited Liability Company’s principal executive office is:

3030 LBJ Freeway, Suite 600, Dallas, Texas 75234
(Street Address)	(City)	(State/County/Zip Code)

8.               Period of Duration:

9.               Other Provisions:

10.         THIS COMPANY IS A NON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

August 12, 2005	/s/ Thomas T. Henslee
Signature Date	Signature (manager or member authorized to sign by the Limited Liability Company)

Secretary	Thomas T. Henslee
Signer’s Capacity	Name (typed or printed)

SS-4249 (Rev. 9/04)	Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000)	RDA 2458